Exhibit 1.01
MaxLinear, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2023
Cautionary Note Concerning Forward-Looking Statements: This Conflict Minerals Report contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements include statements concerning MaxLinear’s objectives for its conflict minerals policy and compliance initiatives and actions it intends to take relating to conflict minerals. Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from currently anticipated results. When considering forward-looking statements, you should consider, among other factors, the risk factors described in the reports and other filings that MaxLinear files with the United States Securities and Exchange Commission, including MaxLinear’s Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequent Quarterly Reports on Form 10-Q. The risk factors included in these filings are not exhaustive, and risks that are not identified therein could materially affect whether MaxLinear realizes the results anticipated or implied by any forward-looking statements contained in this Conflict Minerals Report. Except as required by law, MaxLinear disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.
Introduction
This Conflict Minerals Report (this “Report”) for MaxLinear, Inc. (“MaxLinear” or “we” or “our”) covers the reporting period from January 1, 2023 to December 31, 2023 and is presented in accordance with Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). This Report is filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD (the “Form SD”). A copy of this Report and the Form SD are publicly available on our website at https://investors.maxlinear.com/sec-filings.
In 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). Section 1502 of the Act related to conflict minerals and requires companies subject to the Act to file a Form SD annually with the United States Securities and Exchange Commission (“SEC”) to disclose whether the tungsten, tantalum, tin, and gold (referred to collectively as “3TG”) used in their products benefited, directly or indirectly, armed groups in the Democratic Republic of the Congo and adjoining countries (collectively, the “Covered Countries”). This Report, which is an exhibit to our Form SD, describes the design and implementation of our conflict minerals due diligence measures undertaken in 2023, including a description of how these measures were designed to determine, to our knowledge, the source mines, countries of origin, and processing facilities for 3TG contained in components used in MaxLinear’s products.

Background and Covered Products

MaxLinear is a provider of communications systems-on-chip (SoC) solutions used in broadband, mobile and wireline infrastructure, data center, and industrial and multi-market applications. As a fabless integrated circuit design company, we do not manufacture our products but contract for their manufacture through semiconductor foundries generally located in Asia. Our supply chain is complex, and multiple tiers exist between the mines from which 3TG are extracted and its incorporation into our products. We do not purchase raw ore or unrefined 3TG directly and make no purchases in the Covered Countries. As a result and as described more fully below, we rely on our foundries and suppliers to provide information on the origin of the 3TG contained in our products.
MaxLinear Covered Products
During 2023, MaxLinear contracted to manufacture and had manufactured a total of 878 integrated circuit products, or IC Products, (as measured by individual stock keeping units or SKUs) for our markets. We currently provide several types of broadband and communications semiconductor devices: radio frequency, or RF, receivers and RF Receiver System on Chip, or RF Receiver SoCs; wireless infrastructure backhaul RF receivers and modem SoCs; transimpedance amplifiers, or TIA’s; laser modulator drivers; clock and data recovery circuits; interface solutions; power management; and date encryption and compression. Our semiconductor solutions combine various analog and mixed-signal technologies and functionality that traditionally required the use of multiple external discrete components. Substantially all of MaxLinear’s revenues in calendar year 2023 were generated through sales of integrated circuit products.
MaxLinear also provides evaluation or demonstration circuit boards, or Board Products, to customers or prospective customers to allow them to test or validate MaxLinear’s IC products. Board Products are marketing or business development tools that facilitate the sale of MaxLinear’s IC Products. Because of their limited application, Board Products are manufactured and sold in very small quantities. Board Products are either assembled at MaxLinear facilities or manufactured for MaxLinear by third party suppliers. The supplier base for Board Products varies widely and includes many small suppliers, including printed circuit board manufacturers, component distributors, component manufacturers and manufacturers of custom made hardware such as RF filters, connectors, cables, etc. The sales of Board Products represented approximately 1% of MaxLinear’s revenues in calendar year 2023.

Reasonable Country of Origin Inquiry
In accordance with Rule 13p-1 and Form SD, MaxLinear determined that 3TG are necessary to the functionality or production of its integrated circuit products and that 3TG are incorporated into its products during the manufacturing process. Accordingly, we undertook a reasonable country of origin inquiry (“RCOI”).
MaxLinear’s RCOI consisted principally of submitting to its suppliers the conflict minerals reporting template (the “RMI Template”) prepared by the Responsible Minerals Initiative (“RMI”), an initiative of the Responsible Business Alliance and Global e-Sustainability Initiative. MaxLinear submitted the RMI Template to all of its contract manufacturers and all of its first tier suppliers of components. MaxLinear then reviewed all responses for completeness, reasonableness, and consistency, and followed up for corrections and clarifications as MaxLinear determined appropriate.
Based on MaxLinear’s RCOI, MaxLinear was unable to determine that the 3TG used in its products did not originate in Covered Countries or are from recycled or scrap resources.
Due Diligence Process
MaxLinear’s due diligence measures were designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”). The objectives of our diligence initiative were to determine, to the best of our ability, the source and chain of custody of the 3TG necessary for the functionality and/or production of our products; whether any such 3TG originated in the Covered Countries or are from recycled or scrap sources; and where such 3TG were determined to have originated in Covered Countries, whether armed groups directly or indirectly benefited from such 3TG.
Due diligence measures undertaken by MaxLinear included, but were not limited to, the following:
1. Establishment of Internal Management Systems
a.    Conflict Minerals Policy. In 2013, MaxLinear adopted and communicated to its foundries and suppliers a written policy relating to the use of conflict minerals in its supply chain. A copy of MaxLinear’s Conflict Minerals Policy is publicly available at https://www.maxlinear.com/support/quality/conflict-mineral-policy.
b.    Internal Management to Support Supply Chain Due Diligence. MaxLinear has established an internal compliance team with members from its operations, quality, finance, and legal and compliance functions, and these individuals are charged with the management of our conflict minerals program.
c.    Controls and Transparency. As described above, MaxLinear undertook an RCOI with respect to conflict minerals in our supply chain by providing the RMI Template to each of our contract manufacturers and other first tier suppliers to gather information about their use of 3TG, the smelters and refiners in their supply chain that are included in our products, and the countries of origin or the recycled or scrap sources for 3TG used in our products. For 2023, the direct supplier response rate to us was greater than 95%.
d.    Supplier Engagement. MaxLinear continues to engage actively with its foundries and other first tier suppliers to strengthen its relationship with them. We have communicated to our foundries and other suppliers our commitment to source 3TG in a manner that does not, directly or indirectly, benefit armed groups in the Covered Countries, and we have communicated that we will consider alternative arrangements with other manufacturers or suppliers who are unable to cooperate in our due diligence efforts. Based on responses from our suppliers, in 2023, 95% of our direct suppliers have reported to us that they require their direct suppliers to source 3TG from smelters whose due diligence practices have been validated by an independent third party audit program.
e.    Grievance Mechanism. Employees and others may report, anonymously, violations or concerns about the conduct of our business, including our implementation and enforcement of our Conflict Minerals Policy under MaxLinear’s confidential reporting policy and complaint procedures via MaxLinear EthicsConnect online reporting tool (https://www.maxlinear.ethicspoint.com) and/or hotline, both available in local languages.
2. Identification and Assessment of Risks in the Supply Chain
Because of our position within our supply chain, identifying actors upstream from our first tier contract manufacturers and suppliers is difficult. As discussed above, we identified our foundries and first tier suppliers and relied on them to provide the necessary information about the source of conflict minerals contained in the products that we contract to have manufactured. Similarly, our foundries and first tier suppliers rely on information provided by their suppliers to provide information regarding the country of origin or the recycled or scrap sources of 3TG included in our products.
3. Designing and Implementing a Strategy to Respond to Identified Risks
We have developed a formal risk management plan through which our conflict minerals program is implemented, managed, and monitored. During calendar years 2013 to 2023 and continuing into 2024, where foundries or suppliers were unable to provide MaxLinear with complete or reliable responses to the RMI Template, we considered these matters internally. To date, we have not identified any circumstances where we concluded that it was necessary to terminate any contract or relationship or find a replacement manufacturer or supplier as a result of conflict minerals matters.
4. Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
We do not have a direct relationship with any smelters or refiners in our supply chain. As a result, we do not and cannot conduct any audits directly. Instead, we support the development and implementation of independent third party audits of smelters such as the RMI’s Responsible Minerals Assurance Process (“RMAP”) by encouraging our foundries and other suppliers to purchase materials from audited smelters that have been validated as conflict-free under the RMAP.
5. Reporting on Supply Chain Due Diligence
In May 2024, we publicly filed the Form SD and this Report with the SEC. A copy of this Report and the Form SD are publicly available at https://investors.maxlinear.com/sec-filings. This Report includes information about the RCOI methodology utilized by the Company, the design of our due diligence process in conformance with the OECD Framework, the list of known smelters and refiners utilized in our supply chain identified in our due diligence process, and a description of our products that incorporate 3TG necessary to the functionality or production of such products.
Smelters and Refiners in Supply Chain
    We adopted RMI’s industry approach to trace back the origin of 3TG by identifying smelters, refineries, or recyclers and scrap supplier sources through our supply chain survey results. MaxLinear leveraged RMI and the RMAP to trace the mine of origin of the 3TG to its ore level. The RMAP audits smelters and refineries to ensure that all certified smelters and refineries use only the ores that are conflict free from the Covered Countries. Based on information that was provided by our foundries and other first tier suppliers or that was otherwise obtained through our due diligence process, we believe, to the extent reasonably determinable, that the following facilities were used to process 3TG contained in our covered products.

    We have also provided information concerning whether the smelter participates in the RMAP and has been audited or whether it has agreed to participate in the RMAP but the audit process has not yet been completed.

Metal	Smelter or Refiner Name	Country	RMAP Status*
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	A
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	C
Gold	Agosi AG	GERMANY	C
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	C
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	C
Gold	Argor-Heraeus S.A.	SWITZERLAND	C
Gold	Asahi Pretec Corp.	JAPAN	C
Gold	Asaka Riken Co., Ltd.	JAPAN	C
Gold	Aurubis AG	GERMANY	C
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	C
Gold	Boliden AB	SWEDEN	C
Gold	C. Hafner GmbH + Co. KG	GERMANY	C
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	C
Gold	Chimet S.p.A.	ITALY	C
Gold	Chugai Mining	JAPAN	C
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	C
Gold	Dowa	JAPAN	C

Metal	Smelter or Refiner Name	Country	RMAP Status*
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	C
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	C
Gold	Heimerle + Meule GmbH	GERMANY	C
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	C
Gold	Heraeus Germany GmbH Co. KG	GERMANY	C
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	C
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	C
Gold	Istanbul Gold Refinery	TURKEY	C
Gold	Japan Mint	JAPAN	C
Gold	Jiangxi Copper Co., Ltd.	CHINA	C
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	C
Gold	Asahi Refining Canada Ltd.	CANADA	C
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	C
Gold	Kazzinc	KAZAKHSTAN	C
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	C
Gold	Kojima Chemicals Co., Ltd.	JAPAN	C
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	C
Gold	Materion	UNITED STATES OF AMERICA	C
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	C
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	C
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	C
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	C
Gold	Metalor Technologies S.A.	SWITZERLAND	C
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	C
Gold	Metalurgica Met-Mex Penoles, S.A. de C.V	MEXICO	C
Gold	Mitsubishi Materials Corporation	JAPAN	C
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	C
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	C
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	C
Gold	Nihon Material Co., Ltd.	JAPAN	C
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	C
Gold	MKS PAMP SA	SWITZERLAND	C
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	C
Gold	PX Precinox S.A.	SWITZERLAND	C
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	C
Gold	Royal Canadian Mint	CANADA	C
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	C
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	C
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	C
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	C
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	C
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	C
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	C
Gold	Tokuriki Honten Co., Ltd.	JAPAN	C
Gold	Torecom	KOREA, REPUBLIC OF	C
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	C

Metal	Smelter or Refiner Name	Country	RMAP Status*
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	C
Gold	Valcambi S.A.	SWITZERLAND	C
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	C
Gold	Yamakin Co., Ltd.	JAPAN	C
Gold	Yokohama Metal Co., Ltd.	JAPAN	C
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	C
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	C
Gold	SAFINA A.S.	CZECHIA	C
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	C
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	C
Gold	T.C.A S.p.A	ITALY	C
Gold	Remondis Argentia B.V.	NETHERLANDS	C
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	C
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	C
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	C
Gold	L'Orfebre S.A.	ANDORRA	C
Gold	Italpreziosi	ITALY	C
Gold	WIELAND Edelmetalle GmbH	GERMANY	C
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	C
Gold	Bangalore Refinery	INDIA	A
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	C
Gold	Planta Recuperadora de Metales SpA	CHILE	C
Gold	NH Recytech Company	KOREA, REPUBLIC OF	C
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	C
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	C
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	C
Gold	WEEEREFINING	FRANCE	C
Gold	Gold by Gold Colombia	COLOMBIA	C
Gold	Coimpa Industrial LTDA	BRAZIL	C
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	C
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	C
Tantalum	F&X Electro-Materials Ltd.	CHINA	C
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	C
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	C
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	C
Tantalum	AMG Brasil	BRAZIL	C
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	C
Tantalum	Mineracao Taboca S.A.	BRAZIL	C
Tantalum	Mitsui Mining & Smelting	JAPAN	C
Tantalum	NPM Silmet AS	ESTONIA	C
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	C
Tantalum	QuantumClean	UNITED STATES OF AMERICA	C
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	C
Tantalum	Taki Chemical Co., Ltd.	JAPAN	C
Tantalum	Telex Metals	UNITED STATES OF AMERICA	C
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	C

Metal	Smelter or Refiner Name	Country	RMAP Status*
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	C
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	C
Tantalum	FIR Metals & Resource Ltd.	CHINA	C
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	C
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	C
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	C
Tantalum	KEMET de Mexico	MEXICO	C
Tantalum	TANIOBIS Co., Ltd.	THAILAND	C
Tantalum	TANIOBIS GmbH	GERMANY	C
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	C
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	C
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	C
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	C
Tantalum	Global Advanced Metals Aizu	JAPAN	C
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	C
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	C
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	C
Tantalum	PowerX Ltd.	RWANDA	C
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	C
Tin	Alpha	UNITED STATES OF AMERICA	C
Tin	PT Aries Kencana Sejahtera	INDONESIA	C
Tin	PT Premium Tin Indonesia	INDONESIA	C
Tin	Dowa	JAPAN	C
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	C
Tin	Estanho de Rondonia S.A.	BRAZIL	C
Tin	Fenix Metals	POLAND	C
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	C
Tin	China Tin Group Co., Ltd.	CHINA	C
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	C
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	C
Tin	Mineracao Taboca S.A.	BRAZIL	C
Tin	Minsur	PERU	C
Tin	Mitsubishi Materials Corporation	JAPAN	C
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	C
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	C
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	C
Tin	PT Artha Cipta Langgeng	INDONESIA	C
Tin	PT Babel Inti Perkasa	INDONESIA	C
Tin	PT Babel Surya Alam Lestari	INDONESIA	C
Tin	PT Belitung Industri Sejahtera	INDONESIA	C
Tin	PT Bukit Timah	INDONESIA	C
Tin	PT Mitra Stania Prima	INDONESIA	C
Tin	PT Prima Timah Utama	INDONESIA	C
Tin	PT Refined Bangka Tin	INDONESIA	C

Metal	Smelter or Refiner Name	Country	RMAP Status*
Tin	PT Sariwiguna Binasentosa	INDONESIA	C
Tin	PT Stanindo Inti Perkasa	INDONESIA	C
Tin	PT Timah Tbk Kundur	INDONESIA	C
Tin	PT Timah Tbk Mentok	INDONESIA	C
Tin	PT Timah Nusantara	INDONESIA	C
Tin	PT Tinindo Inter Nusa	INDONESIA	C
Tin	PT Tommy Utama	INDONESIA	C
Tin	Rui Da Hung	TAIWAN, REPUBLIC OF CHINA	C
Tin	Soft Metais Ltda.	BRAZIL	C
Tin	Thaisarco	THAILAND	C
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	C
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	C
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	C
Tin	CV Venus Inti Perkasa	INDONESIA	C
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	C
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	C
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	C
Tin	CV Ayi Jaya	INDONESIA	C
Tin	PT Rajehan Ariq	INDONESIA	C
Tin	PT Cipta Persada Mulia	INDONESIA	C
Tin	Resind Industria e Comercio Ltda.	BRAZIL	C
Tin	Super Ligas	BRAZIL	C
Tin	Aurubis Beerse	BELGIUM	C
Tin	Aurubis Berango	SPAIN	C
Tin	PT Bangka Prima Tin	INDONESIA	C
Tin	PT Sukses Inti Makmur	INDONESIA	C
Tin	PT Menara Cipta Mulia	INDONESIA	C
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	C
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	C
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	C
Tin	PT Bangka Serumpun	INDONESIA	C
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	C
Tin	PT Rajawali Rimba Perkasa	INDONESIA	C
Tin	Luna Smelter, Ltd.	RWANDA	C
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	C
Tin	PT Mitra Sukses Globalindo	INDONESIA	C
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	C
Tin	CRM Synergies	SPAIN	C
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	C
Tin	DS Myanmar	MYANMAR	C
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	C
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	C
Tungsten	A.L.M.T. Corp.	JAPAN	C
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	C

Metal	Smelter or Refiner Name	Country	RMAP Status*
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	C
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	C
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	C
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	C
Tungsten	Japan New Metals Co., Ltd.	JAPAN	C
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	C
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	C
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	C
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	C
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	C
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	C
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	C
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	C
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	C
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	C
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	C
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	C
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	C
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	C
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	C
Tungsten	Masan High-Tech Materials	VIETNAM	C
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	C
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	C
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	C
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	C
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, REPUBLIC OF CHINA	C
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	C
Tungsten	Cronimet Brasil Ltda	BRAZIL	C
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	C
Tungsten	Tungsten Vietnam Joint Stock Company	VIETNAM	C
_________________________

*
This column indicates whether the known smelter or refiner participates in the RMAP as a smelter that sources conflict minerals in a manner that does not finance or benefit armed groups in the Covered Countries. For purposes of this column, “C” denotes that the smelter participates in the RMAP and successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment to be deemed “Conformant”, “A” denotes that the smelter has agreed to participate in the RMAP but that the audit process has not yet been completed as of May 29, 2024, and “U” denotes that the smelter or refinery has not received a “conflict free” designation from an independent third party audit program or the facility’s receipt of such designation is undeterminable.

Future Steps
    We have communicated our expectations to our foundries and other first tier suppliers regarding our commitment to sourcing minerals for our products in a manner that does not, directly or indirectly, finance or benefit armed groups in the DRC or adjoining countries. Since the end of 2013, we have continued, and expect to continue to engage with our relevant manufacturing foundries and first tier suppliers in order to build their knowledge and capacity so they are able to provide MaxLinear with more complete and accurate information on the source and chain of custody of conflict minerals.